Exhibit 99.1
N e w s    R e l e a s e
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
REPORTS RESULTS FOR THE SECOND QUARTER FISCAL 2010
o	Adjusted EBITDA for second quarter of $7.5 million on revenues of $47.6 million

o	Adjusted EBITDA for the first six months of fiscal 2010 of $17.2 million on revenues of $97.8 million

o	Advancement on Insight Imaging Enterprise Solutions initiative
     LAKE FOREST, Calif. ... February 16, 2010 ... InSight Health Services Holdings Corp. (“Insight Imaging”) (OTCBB: ISGT) today announced its financial results for the second quarter ended December 31, 2009.
     Kip Hallman, Insight Imaging’s President and CEO, stated, “We are disappointed in our second quarter results as we experienced a larger than anticipated decline in our contract services revenues. Our contract services segment suffered from a much larger than usual level of contracts up for renewal during the first half of our fiscal year, but we believe that the changes we have made to improve our sales organization over the past year combined with a more normal level of renewal activity will have a positive impact on our results in coming quarters. Our patient services, or retail, segment actually increased in terms of its contribution to our Adjusted EBITDA. Our Insight Imaging Enterprise Solutions initiative is advancing as we anticipated. In January, we signed a new customer and renewed an existing customer. Under both contracts Insight Imaging provides a combination of management, sales, systems and support to an affiliate of large health care systems. We are currently engaged in a number of discussions with hospitals and freestanding imaging centers nationwide to promote these new services.”
     As reminder, starting with the first quarter of 2010, Insight Imaging changed the definition of its business segments into three reportable segments: contract services, patient services and other operations. Contract services consist of centers (primarily mobile units) which generate revenues from fee-for-service arrangements and fixed-fee contracts billed directly to healthcare provider customers, also referred to as wholesale operations. Patient services consist of centers (mainly fixed-sites) that primarily generate revenues from services billed, on a fee-for-service basis, directly to patients or third-party payors, also referred to as retail operations. Other operations generate revenues primarily from agreements with customers to provide management services. We allocate corporate overhead, depreciation related to our billing system and income taxes to other operations.
     Revenues decreased 19.0% from $58.7 million for the three months ended December 31, 2008 to $47.6 million for the three months ended December 31, 2009. Net of dispositions and acquisitions, revenues decreased 11.1% from $51.5 million for the three months ended December 31, 2008, to $45.8 million for the three months ended December 31, 2009. This decrease was due to lower existing contract services revenues ($3.9 million) and lower existing patient services centers revenues ($1.8 million). Revenues from other operations remained consistent for both periods.
     Patient Services revenues decreased 18.8% from $28.5 million for the three months ended December 31, 2008 to $23.1 million for the three months ended December 31, 2009. Patient services revenues, net of acquisitions and dispositions, decreased by 7.9% to $21.2 million for the three months ended December 31, 2009, from $23.0 million for the three months ended December 31, 2008. The decrease was partially a result of lower scan volumes ($1.2 million) coupled with lower fees per scan ($0.6 million).
     Contract services revenues decreased 19.3% from $29.7 million for the three months ended December 31, 2008, to $23.9 million for the three months ended December 31, 2009. This decrease was due partially to the closure of a fixed site center related to a large health care provider contract ($1.8 million). Additionally, Insight Imaging experienced a reduction in the number of active contracts and reductions in reimbursement from its contract services customers for all modalities. The reductions in reimbursement are primarily the result of competition from other contract services providers and fewer mobile units in service. Insight Imaging’s aging mobile fleet also contributed to the decline in revenues as did the continued propensity for customers to take their business in-house.
     Revenues decreased 19.4% from $121.3 million for the six months ended December 31, 2008 to $97.8 million for the six months ended December 31, 2009. Net of dispositions and acquisitions, revenues decreased 10.6% from $105.0 million for the six months ended December 31, 2008, to $93.9 million for the six months ended December 31, 2009. This decrease was due to lower contract services revenues ($7.8 million) and lower revenues from patient services centers ($3.3 million). Revenues from other operations remained consistent for both periods.
     Patient services revenues decreased 19.9% from $59.6 million for the six months ended December 31, 2008 to $47.7 million for the six months ended December 31, 2009. Patient services revenues, net of acquisitions and dispositions, decreased by 6.9% to $43.8 million for the six months ended December 31, 2009, from $47.1 million for the six months ended December 31, 2008. This decrease was primarily a result of a decrease in scan volumes.
     Contract services revenues decreased 19.2% from $60.6 million for the six months ended December 31, 2008, to $49.0 million for the six months ended December 31, 2009. This decrease was due partially to the closure of a fixed-site center related to a large health care provider contract ($3.8 million), coupled with the factors discussed above.
     Net cash provided by operating activities was $1.3 million for the six months ended December 31, 2009 and resulted primarily from Adjusted EBITDA (see discussion of Adjusted EBITDA below) of $17.2 million less cash paid for interest of $10.7 million and changes in certain assets and liabilities of $5.5 million, primarily related to the timing of payment of short-term obligations ($3.0 million), payments for tax liabilities ($1.0 million), and accrued compensation and related benefits ($3.6 million) due primarily to the timing of our payroll periods, partially offset by a decrease in accounts receivables, net ($1.6 million) and other current assets ($0.4 million).
     At December 31, 2009, Insight Imaging had $16.7 million in cash, cash equivalents and restricted cash (including $2.2 million that was subject to the lien for the benefit of the senior secured floating rate notes), and $11.1 million of availability under its revolving credit facility, based on its borrowing base. At December 31, 2009, there were no borrowings outstanding under the credit facility; however, there were letters of credit of $1.3 million outstanding under the credit facility.
     Adjusted EBITDA for the second quarter of fiscal 2010 decreased 19.7% to $7.5 million from $9.3 million for the prior year period. Adjusted EBITDA for the first six months of fiscal 2010 decreased 18.3% to $17.2 million from $21.1 million for the prior year period. For the second quarter and first six months, respectively, $0.6 million and $2.2 million of the decrease was due to centers that were sold or closed, net of the impact of acquired centers.
     Insight Imaging defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of tangible and intangible assets, gain on sales of centers, and gain on purchase of notes payable. Adjusted EBITDA has been included because Insight Imaging believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. Insight Imaging presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.
     Insight Imaging will host a conference call to discuss results for its second quarter of 2010, on Wednesday, February 17, 2010, at 9:00 a.m. Pacific Standard Time. Kip Hallman, President and Chief Executive Officer, and Keith S. Kelson, Executive Vice President and Chief Financial Officer, will host the conference call. To participate by telephone, please dial 1-480-629-9867 or 1-888-549-7880 ten minutes prior to the scheduled call.

Safe Harbor
     The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) Insight Imaging’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in Insight Imaging’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, and (x) economic (including financial and employment market conditions), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole.
About Insight Imaging
     Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.
For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Six Months Ended
	December 31,
	2009	2008
REVENUES:
Contract services	$48,953	$60,593
Patient services	47,692	59,570
Other	1,108	1,168

Total revenues	97,753	121,331

COSTS OF OPERATIONS:
Costs of services	64,185	81,832
Provision for doubtful accounts	2,183	2,336
Equipment leases	5,158	5,716
Depreciation and amortization	17,476	24,438

Total costs of operations	89,002	114,322

CORPORATE OPERATING EXPENSES	(9,800)	(11,127)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,172	1,108

INTEREST EXPENSE, net	(13,583)	(15,949)

GAIN ON SALES OF CENTERS	—	6,988

GAIN ON PURCHASE OF NOTES PAYABLE	—	1,246

IMPAIRMENT OF OTHER LONG-LIVED ASSETS	(1,949)	(4,600)

Loss before income taxes	(15,409)	(15,325)

BENEFIT FOR INCOME TAXES	(646)	(1,692)

Net loss	(14,763)	(13,633)

Less: net income attributable to noncontrolling interests	385	370

Net loss attributable to InSight Health Services Holdings Corp.	$(15,148)	$(14,003)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(15,148)	$(14,003)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	1,078	(3,604)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(14,070)	$(17,607)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	December 31,
	2009	2008
REVENUES:
Contract services	$23,933	$29,660
Patient services	23,092	28,454
Other	587	632

Total revenues	47,612	58,746

COSTS OF OPERATIONS:
Costs of services	31,935	40,504
Provision for doubtful accounts	1,073	1,294
Equipment leases	2,597	2,829
Depreciation and amortization	8,005	11,847

Total costs of operations	43,610	56,474

CORPORATE OPERATING EXPENSES	(4,994)	(5,229)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	560	496

INTEREST EXPENSE, net	(6,739)	(8,081)

GAIN ON SALES OF CENTERS	—	6,548

IMPAIRMENT OF OTHER LONG-LIVED ASSETS	(1,949)	(4,600)

Loss before income taxes	(9,120)	(8,594)

BENEFIT FOR INCOME TAXES	(683)	(1,927)

Net loss	(8,437)	(6,667)

Less: net income attributable to noncontrolling interests	119	106

Net loss attributable to InSight Health Services Holdings Corp.	$(8,556)	$(6,773)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(8,556)	$(6,773)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	990	(3,201)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(7,566)	$(9,974)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Six Months Ended
	December 31,
	2009	2008
OPERATING ACTIVITIES:
Net loss	$(14,763)	$(13,633)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,476	24,438
Amortization of bond discount	2,862	2,647
Share-based compensation	37	36
Equity in earnings of unconsolidated partnerships	(1,172)	(1,108)
Distributions from unconsolidated partnerships	1,734	1,437
Gain on sales of centers	—	(6,988)
Gain on sales of equipment	(537)	(618)
Gain on purchase of notes payable	—	(1,246)
Impairment of intangible assets	1,949	4,600
Deferred income taxes	(779)	(2,117)
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	1,623	5,451
Other current assets	419	(474)
Accounts payable and other accrued expenses	(7,582)	(3,566)

Net cash provided by operating activities	1,267	8,859

INVESTING ACTIVITIES:
Proceeds from sales of centers	2,721	18,078
Proceeds from sales of equipment	865	—
Additions to property and equipment	(13,931)	(5,473)
Decrease (increase) in restricted cash	4,302	(18,772)
Other	—	1,984

Net cash used in investing activities	(6,043)	(4,183)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(1,404)	(1,220)
Purchase of notes payable	—	(1,129)
Proceeds from issuance of notes payable	1,083	—
Distributions to non-controlling interest	(26)	(1,736)

Net cash used in financing activities	(347)	(4,085)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:	(5,123)	591
Cash, beginning of period	19,640	21,002

Cash, end of period	$14,517	$21,593

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$10,743	$13,106
Income taxes paid	636	138

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands) (unaudited)

	Six Months Ended		Three Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net cash provided by operating activities	$1,267	$8,859	$(199)	$6,106
Benefit for income taxes	(646)	(1,692)	(683)	(1,927)
Interest expense, net	13,583	15,949	6,739	8,081
Amortization of bond discount	(2,862)	(2,647)	(1,450)	(1,336)
Share-based compensation	(37)	(36)	(19)	(18)
Equity in earnings of unconsolidated partnerships	1,172	1,108	560	496
Distributions from unconsolidated partnerships	(1,734)	(1,437)	(838)	(924)
Gain on sales of equipment	537	618	76	122
Net change in operating assets and liabilities	5,540	(1,411)	2,608	(3,391)
Effect of non-controlling interests	(385)	(370)	(119)	(106)
Net change in deferred income taxes	779	2,117	779	2,177

Adjusted EBITDA	$17,214	$21,058	$7,454	$9,280

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION
(Amounts in thousands) (unaudited)

	December 31,	June 30,
	2009	2009
Cash and cash equivalents	$14,517	$19,640
Trade accounts receivables, net	23,971	25,594
Property and equipment, net	75,575	79,837
Cash, restricted	2,186	6,488
Goodwill and other intangible assets, net	22,080	24,878
Total assets	154,332	176,124
Accounts payable and accrued expenses	26,109	36,037
Notes payable, including current maturities	283,416	279,968
Capital leases, including current maturities	3,150	4,057
Total stockholders’ deficit attributable to InSight Health Services Holdings Corp.	(167,955)	(153,922)
Noncontrolling interest	2,143	1,784
Total stockholders’ deficit	$(165,812)	$(152,138)